[Sutherland Asbill & Brennan LLP]                         EXHIBIT EX-99.2n.2


                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP



     We hereby consent to the reference to our firm in the "Legal Matters" section of the prospectus included in the Post-Effective Amendment No. 3 to the Registration Statement on Form N-2 for Allied Capital Corporation (File No. 333-43534). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                         SUTHERLAND ASBILL & BRENNAN LLP


May 15, 2001                              By:     /s / Cynthia M. Krus
                                                   ----------------------------
                                                   Cynthia M. Krus